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                            MARKETING SERVICE, INC.

                                    BYLAWS

                                   ARTICLE I

                                     Seal

                  The corporate seal shall have inscribed thereon the name of the corporation, the year of its incorporation and the words "Corporate Seal" and "Delaware". In lieu of the corporate seal, when so authorized by the Board of Directors, a facsimile thereof may be impressed or affixed or reproduced.

                                  ARTICLE II

                                 Stockholders

                  SECTION 1.  Annual Meeting.

                  The annual meeting of the stockholders for the purpose of electing directors and of transacting such other business as may come before it shall be held each year on such date and at such hour and place, either within or without the State of Delaware, as may be specified by the Board of Directors.

                  SECTION 2.  Special Meetings.

                  Special meetings of the stockholders shall be held at such place, either within or without the State of Delaware, as may be designated in the notice of the meeting, whenever called in the manner required by statute or the certificate of incorporation for purposes as to which there are special statutory or charter provisions, and for any purpose whenever called by the Chairman of the Board, the President or the Board of Directors, and whenever the holders of outstanding shares entitled to cast at least a majority of the votes which could be cast at such a meeting shall file with the Secretary a written application for such meeting stating the date, hour, place and purposes thereof.

                  SECTION 3.  Notice of Meetings.

                  Notice of stockholders' meetings, stating the date, hour, place and purposes thereof, shall be given by the Chairman of the Board, the President, a Vice President, the Secretary or an Assistant Secretary to each stockholder of record entitled to vote thereat. Except where a greater notice period is prescribed by statute, such notice shall be given at least ten (10) days but not more than fifty (50) days before the date of the meeting.

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                  SECTION 4.  Quorum.

                  Except as otherwise provided by statute or the certificate of incorporation, at any meeting of the stockholders the holders of outstanding shares entitled to cast at least a majority of the votes which could be cast at such meeting shall be present in person or represented by proxy in order to constitute a quorum for the transaction of any business. At any meeting of the stockholders, whether or not a quorum is present, the holders of outstanding shares who are present in person or represented by proxy and are entitled to cast at least a majority of the votes which could be cast by those so present or represented may adjourn the meeting from time to time without notice other than announcement thereat (subject to applicable statutory provisions for new notice). Any business may be transacted at any adjourned meeting of the stockholders which might have been transacted at the meeting as originally called.

                  SECTION 5.  Voting.

                  Every stockholder entitled to vote at any meeting of the stockholders may vote in person or by proxy filed with the secretary of the meeting before being voted. Except as otherwise provided by the certificate of incorporation, at any meeting of the stockholders each holder of stock entitled to vote shall be entitled to one vote for each share of stock held by him. Except as otherwise provided by statute or the certificate of incorporation and except for the election of directors, at any meeting of the stockholders duly called and held at which a quorum is present, a majority of the votes which could be cast at such meeting upon a given question by the holders of outstanding shares who are present in person or represented by proxy shall decide such question. At any election of directors at which a quorum is present, the directors shall be elected by a plurality of the votes cast at such election.

                  SECTION 6.  List of Stockholders.

                  A complete list of the stockholders entitled to vote at any meeting of the stockholders shall be prepared, in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder, and shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, either at a place within the city where the meeting is to be held (specified in the notice of the meeting) or at the place where the meeting is to be held, for at least ten (10) days before the meeting, and at the place of the meeting during the whole time thereof.

                  SECTION 7.  Conduct of Meetings.

                  The presiding officer shall have the power to prescribe such rules, regulations and procedures and to do all such things as in his judgment may be necessary or desirable for the proper conduct of any meeting of the stockholders, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments, restrictions on entry to the meeting after the time scheduled for the commencement thereof and the opening and closing of the voting polls.

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                                  ARTICLE III

                                   Directors

                  SECTION 1.  Functions and Definition.

                  The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors of the corporation. The Board of Directors shall have the authority to fix the compensation of the members thereof. The use of the phrase "whole board" herein refers to the total number of directors which the corporation would have if there were no vacancies.

                  SECTION 2.  Qualification and Number.

                  A director need not be a stockholder, or a citizen or resident of the United States or the State of Delaware. The Board of Directors shall consist of three (3) persons. The number of directors may be fixed from time to time by action of the stockholders or of the directors, or, if the number is not fixed, the number shall be three (3). The number of directors may be increased or decreased by action of the stockholders or of the directors.

                  SECTION 3.  Election and Term.

                  The first Board of Directors, unless the members thereof shall have been named in the certificate of incorporation, shall be elected by the incorporator or incorporators and shall hold office until the first annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal. Any director may resign at any time upon written notice to the corporation. Directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of stockholders or until their successors are elected and qualified or until their earlier resignation or removal. In the interim between annual meetings of stockholders or of special meetings of stockholders called for the election of directors and/or for the removal of one or more directors and for the filling of any vacancies in that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause or without cause, may be filled by the vote of a majority of the remaining directors then in office although less than a quorum, or by the sole remaining directors.

                  SECTION 4.  Meeting.

                  - Time. Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

                  - Place. Meetings shall be held at such place within or without the State of Delaware as shall be fixed by the Board.

                  - Call. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairman of the Board,

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if any, the Vice-Chairman of the Board, if any, or the President, or of a
majority of the directors in office.

                  - Notice or Actual or Constructive Waiver. No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral, or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. Notice need not be given to any director or to any member of a committee of directors who submits a written waiver of notice signed by him before or after the time for the meeting stated therein. Attendance of any such person at a meeting shall constitute a waiver of notice of such meeting, except when he attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors need be specified in any written waiver of notice.

                  - Quorum and Action. A majority of the whole Board shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum, provided, that such majority shall constitute at least one-third of the whole Board. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as herein otherwise provided, and except as otherwise provided by the General Corporation Law, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board. The quorum and voting provisions herein stated shall not be construed as conflicting with any provisions of the General Corporation Law and these bylaws which govern a meeting of directors held to fill vacancies and newly created directorships in the Board or action of disinterested directors.

                  - Chairman of the Meeting. The Chairman of the Board, if any and if present and acting, shall preside at all meetings. Otherwise, the Vice-Chairman of the Board, if any and if present and acting, or the President, if present and acting, or any other director chosen by the Board, shall preside.

                  SECTION 5.  Removal of Directors.

                  Except as may otherwise be provided by the General Corporation Law, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares when entitled to vote at an election of directors.

                  SECTION 6.  Committees.

                  The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate member of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided

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in the resolution of the Board, shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the corporation with the exception of any authority the delegation of which is prohibited by Section 141 of the General Corporation Law, and may authorize the seal of the corporation to be affixed to all papers which may require it.

                  SECTION 7.  Written Action.

                  Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

                  SECTION 8.  Electronic Communication.

                  Any member or members of the Board of Directors or of any committee designated by the Board, may participate in a meeting of the Board, or any such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

                                  ARTICLE IV

                                   Officers

                  SECTION 1.  Officers.

                  The officers of the corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board, a President, one or more Vice Presidents, a Treasurer, a Secretary, a Controller, and such other officers as the Board of Directors shall determine. Any number of offices may be held by the same person.

                  SECTION 2.  Division Officers.

                  The Board of Directors of the Chairman of the Board may appoint officers with titles indicating their responsibilities in operating divisions of the corporation which may include President, Vice President, and any other divisional titles which may be deemed appropriate.

                  SECTION 3.  Other Officers.

                  The Board of Directors of the Chairman of the Board may appoint one or more Vice Presidents and such other officers with titles indicating their responsibilities in staff functions who shall have such duties as the Board of Directors or the Chairman of the Board shall determine.

                  SECTION 4.  Compensation.

                  The compensation of all officers of the corporation shall be fixed by the Board of Directors.

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                  SECTION 5.  Term of Office.

                  The terms of office of all officers elected or appointed by the Board of Directors shall be until the first meeting of the Board of Directors following the annual meeting of stockholders and until their respective successors are chosen and qualified, or for such other term as may be determined by the Board of Directors. The officers appointed by the Chairman of the Board serve for such period as the Chairman of the Board shall determine. Any officer may be removed from office, with or without cause, at any time by a vote of a majority of the whole Board of Directors. Any officer appointed by the Chairman of the Board may be removed from office, with or without cause, at any time by the Chairman of the Board. Removal of an officer without cause shall be without prejudice to such person's contract rights, and the election or appointment of an officer shall not of itself create contract rights.

                                   ARTICLE V

                              Duties of Officers

                  SECTION 1.  Chairman of the Board.

                  The Chairman of the Board shall be the chief executive officer of the corporation. He shall preside at all meetings of the stockholders and of the Board of Directors and shall do and perform such other duties as from time to time may be assigned to him by the Board of Directors.

                  SECTION 2.  President.

                  Subject to the authority of the Chairman of the Board, the President shall have general and active management of the business of the corporation. He shall do and perform such other duties as from time to time may be assigned to him by the Board of Directors or the Chairman of the Board. In the absence of the Chairman of the Board, he shall preside at all meetings of the stockholders and of the Board of Directors.

                  SECTION 3.  Vice Presidents and Other Officers.

                  Executive Vice Presidents, Vice Presidents and other officers and agents shall have such powers and shall do and perform such duties as from time to time may be assigned by the Board of Directors, the Chairman of the Board or the President.

                  SECTION 4.  Treasurer.

                  The Treasurer shall have the custody of all the funds and securities of the corporation. When necessary or proper, he shall endorse, on behalf of the corporation, for collection, checks, notes and other obligations and shall deposit the same to the credit of the corporation in such banks or depositaries as may be designated by the Board of Directors or by any officer acting under authority conferred by the Board of Directors. He shall disburse the funds of the corporation. He shall enter regularly, in books to be kept for the purpose, full and accurate account of all monies received and paid by him on account of the corporation and, whenever required by the Board of Directors or by

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the Chairman of the Board or the President, shall render an account of all his transactions as Treasurer and of the financial condition of the corporation.
He shall do and perform all duties normally incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors, the Chairman of the Board or the President.

                  SECTION 5.  Assistant Treasurer.

                  The Board of Directors may choose an Assistant Treasurer or more than one Assistant Treasurer, who shall do and perform such duties as from time to time may be assigned by the Board of Directors, the Chairman of the Board or the President.

                  SECTION 6.  Secretary.

                  The Secretary shall attend all meetings of the stockholders and all meetings of the Board of Directors, and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for committees of the Board, if any, when so required. He shall give, or cause to be given, notice of all meetings of stockholders and of the Board of Directors and of committees. He shall keep in safe custody the seal of the corporation and affix the same to any instrument when appropriate. He shall do and perform all duties as from time to time may be assigned to him by the Board of Directors, the Chairman of the Board or the President.

                  SECTION 7.  Assistant Secretaries.

                  The Board of Directors may choose an Assistant Secretary or more than one Assistant Secretary, who shall do and perform such duties as from time to time may be assigned by the Board of Directors, the Chairman of the Board or the President.

                  SECTION 8.  Controller.

                  The Controller shall provide and maintain accounting controls over the business and affairs of the corporation. He shall do and perform all duties normally incident to the office of the Controller and such other duties as from time to time may be assigned to him by the Board of Directors, the Chairman of the Board or the President.

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                                  ARTICLE VI

                                Indemnification

                  The corporation shall indemnify any person who is made, or threatened to be made, a party to, or is otherwise involved in, any action, suit or proceeding (whether civil, criminal, administrative, investigative or otherwise) by reason of the fact that he, his testator or intestate, is or was a director or officer of the corporation or, at the request of the corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, to the fullest extent permitted by the laws of Delaware as from time to time in effect. The corporation may, if it so determines in a specific case, indemnify other employees or agents of the corporation in the same manner and to the same extent.

                  Costs, charges, expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred by any officer or director in defending any pending, threatened or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than any action by or in the right of the corporation), and costs, charges and expenses (including attorneys' fees) incurred by any officer or director in defending an action by or in the right of the corporation shall be paid by the corporation in advance of the determination of such director's or officer's entitlement to indemnification promptly upon receipt of an undertaking by or on behalf of such director or officer to repay amounts so advanced in the event and to the extent that it shall ultimately be determined that such director or officer is not entitled to be indemnified by the corporation as authorized by this Article. Such amounts incurred by other employees and a gents may be so advanced upon such terms and conditions, if any, as the Board of Directors deems appropriate. The Board of Directors may, upon approval of such director or officer, authorize the corporation's counsel to represent such director or officer, in any action, suit or proceeding, whether or not the corporation is a party thereto.

                  All rights to indemnification and advances under this Article shall be deemed to be a contract between the corporation and each director, officer, employee or agent of the corporation who serves or served in such capacity at any time while this Article is in effect. Any repeal or modification of this Article or any repeal or modification of relevant provisions of the Delaware General Corporation Law or any other applicable laws shall not in any way diminish any rights to indemnification and to such advances of such director, officer, employee or agent or the obligations of the corporation arising hereunder. The provisions of this Article shall inure to the benefit of heirs, executors, administrators and personal representatives of those entitled to indemnification and to such advances and shall be binding upon any successor to the corporation to the fullest extent permitted by the laws of Delaware as from time to time in effect. The indemnification and advancement provided by this bylaw shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement may be entitled under Delaware law, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

         Any indemnification or advance required by this Article VI shall be made promptly, and in any event within 30 days, upon the written request of the indemnified party. The right to indemnification or advances as granted by this article shall be enforceable by the indemnified party in any court of competent jurisdiction if the corporation denies such request, in whole or in part, or if no disposition

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thereof is made within 30 days. Such persons' costs and expenses incurred in connection with successfully establishing a right of indemnification or advances, in whole or in part, in any such action shall also be indemnified by the corporation.

                  The corporation shall have the power to purchase and maintain insurance to indemnify (a) itself for any obligation which it incurs as a result of the indemnification of directors and officers and (b) directors and officers in all instances, whether or not such indemnification is otherwise provided for by law or the foregoing provisions of this Article, subject to any specific limitations of law.

                                  ARTICLE VII

                             Certificates of Stock

                  SECTION 1.  Certificates; Transfer.

                  The interest of each stockholder of the corporation shall be evidenced by certificates for shares of stock in such form as the Board of Directors may from time to time prescribe. The share of stock of the corporation shall be transferable on the books of the corporation by the holder thereof in person or by his attorney.

                  SECTION 2.  Execution.

                  The certificates for shares of stock shall be signed by the Chairman of the Board, the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, and shall be countersigned and registered in such manner, if any, as the Board of Directors may prescribe.

                                 ARTICLE VIII

                                  Record Date

                  In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.

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                                  ARTICLE IX

                            Registered Stockholders

                  SECTION 1.  Only Record Holders Recognized.

                  The corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claims to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as otherwise expressly provided by the laws of the State of Delaware.

                  SECTION 2.  Addresses of Stockholders.

                  It shall be the duty of every stockholder to notify the corporation of his post office address and of any change therein. The latest address furnished by each stockholder shall be entered on the stock ledger of the corporation and the latest address appearing thereon shall be deemed conclusively to be the post office address and the last-known post office address of such stockholder. In any stockholder shall fail to notify the corporation of his post office address, it shall be sufficient to send corporate notices to such stockholder at the address, if any, understood by the Secretary to be his post office address or, in the absence of such address, to such stockholder at the General Post Office in the city, town or place in the State of Delaware where the registered office of the corporation is located.

                                   ARTICLE X

                               Lost Certificates

                  Any person claiming a stock certificate in lieu of one lost, destroyed or stolen, or his legal representative, shall give the corporation an affidavit as to his ownership of the certificate and of the facts which go to prove that it has been lost, destroyed or stolen. If required by the Board of Directors, he or his legal representative shall also give the corporation a bond, in such form and with such surety or sureties as may be approved by the Board of Directors, or without surety if the Board of Directors so determines, sufficient to indemnify the corporation against any claim that may be made against it on account of the alleged loss, destruction or theft of the certificate or the issuance of a new certificate.

                                  ARTICLE XI

                              Inspection of Books

                  The directors shall determine from time to time whether, and, if allowed, when and under what conditions and regulations, the accounts and books of the corporation (except such as may by statute be specifically open to inspection), or any of them, shall be open to the inspection of the stockholders, and the stockholders' rights in this respect are and shall be restricted and limited accordingly.

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                                  ARTICLE XII

                                    Checks

                  All checks and other orders or obligations for the payment of money and notes of the corporation may be signed by such officer or officers or other person or persons as the Board of Directors may from time to time designate. Such authority may be general or confined to specific instances.

                                 ARTICLE XIII

                                  Fiscal Year

                  The fiscal year of the corporation shall be a 52-53 week fiscal period ending the last Saturday in January.

                                  ARTICLE XIV

                              Notices and Waivers

                  SECTION 1.  Notices.

                  Whenever any notice is required to be given to any stockholder or officer, whether by statute, certificate of incorporation, bylaws or otherwise, such notice, except as otherwise provided by law, may be given personally or, in the case of officers, by telegram, telex, cable or like transmission, addressed to such officer at his place of business with the corporation, if any, or at such address as appears on the books of the corporation; or the notice may be given in writing by mail, in a sealed wrapper, postage prepaid, addressed to such stockholder at the address referred to in Section 2 of Article IX, or to such officer at his place of business with the corporation, if any, or at such address as appears on the books of the corporation. Any notice given by telegram, telex, cable or like transmission shall be deemed to have been given when it shall have been delivered for transmission and any notice given by mail shall be deemed to have been given when it shall have been deposited in a post office, in a regularly maintained letter box or with a postal carrier.

                  SECTION 2.  Waivers

                  A waiver of any such notice in writing, signed by the person entitled to such notice, or, in the case of a stockholder, by his duly authorized attorney, whether before or after the time of the action for which such notice is required, shall be deemed the equivalent thereof; and the presence at any meeting of any person entitled to notice thereof or, in the case of a stockholder, his duly authorized attorney, shall be deemed a waiver of such notice as to such person, except when such person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

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                                  ARTICLE XV

                                  Amendments

                  These bylaws may be altered, amended or repealed, and new bylaws made by the stockholders at any meeting thereof or by the affirmative vote of a majority of the members of the Board of Directors at any regular or special meeting of the Board.

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